Exhibit 10.1

NETAPP, INC.

1999 STOCK OPTION PLAN

AS AMENDED AND RESTATED THROUGH JULY 23, 2014

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

This 1999 Stock Option Plan is intended to promote the interests of NetApp, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

All share numbers in this document reflect (i) the 2-for-1 split of the Common Stock effected on December 20, 1999 and (ii) the 2-for-1 split of the Common Stock effected on March 22, 2000.

II.	STRUCTURE OF THE PLAN

A. The Plan shall be divided into five separate equity programs:

(i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

(ii) the Stock Appreciation Rights Program under which eligible persons may, at the discretion of the Plan Administrator, be granted stock appreciation rights that will allow individuals to receive the appreciation in Fair Market Value of the Shares subject to the award between the exercise date and the date of grant,

(iii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the issuance or immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary) or pursuant to restricted stock units on such terms as the Plan Administrator deems appropriate,

(iv) the Performance Share and Performance Unit Program under which eligible persons may, at the discretion of the Plan Administrator, be granted performance shares and performance units, which are awards that will result in a payment to a Participant only if the performance goals or other vesting criteria the established by the Plan Administrator are achieved or the awards otherwise vest, or

(v) the Automatic Award Program (formerly known as the Automatic Option Grant Program) under which non-employee Board members automatically receive award grants pursuant to a compensation policy as in effect from time to time.

B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN

A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant, the Stock Appreciation Rights Program, Stock Issuance Programs and the Performance Share and Performance Unit Program with respect to Section 16 Insiders. Administration of the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs with respect to all other eligible persons may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer that program with respect to all such persons.

B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance or Performance Share and Performance Unit Program under its jurisdiction or any award granted thereunder.

D. Service by Board members on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and Board members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants under the Plan.

E. Administration of the Automatic Award Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to award grants made thereunder, except that the Plan Administrator, in its discretion, may change and otherwise revise the terms of any compensation policy relating to non-employee Board members.

IV.	ELIGIBILITY

A. The persons eligible to participate in the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs are as follows:

(i) Employees,

(ii) non-employee Board members, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine (i) with respect to the Discretionary Option Grant and Stock Appreciation Rights Programs, which eligible persons are to receive awards under the Discretionary Option Grant and Stock Appreciation Rights Programs, the time or times when such awards are to be made, the number of shares to be covered by each such grant, the status of an option as either an Incentive Option or a Non-Statutory Option, the time or times when each award is to become exercisable, the vesting schedule (if any) applicable to the award, the maximum term for which the award is to remain outstanding, and whether to modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of awards longer than is otherwise provided for in the Plan, and (ii) with respect to awards granted under the Stock Issuance and Performance Share and Performance Unit Programs, which eligible persons are to receive awards, the time or times when such awards are to be made, the number of shares subject to awards to be issued to each Participant, the vesting schedule (if any) applicable to the awards, the consideration, if any, to be paid for shares subject to such awards and the form (cash, shares of Common Stock, or a combination thereof) in which the award is to be settled.

C. Only non-employee Board members shall be eligible to participate in the Automatic Award Program.

V.	STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 128,880,429 shares. Such authorized share reserve is comprised of (i) the 13,200,000 shares of Common Stock initially authorized for issuance under the Plan, (ii) an additional increase of 15,000,000 shares authorized by the Board on August 17, 2000 and approved by the stockholders at the 2000 Annual Meeting, (iii) an additional increase of 13,400,000 shares authorized by the Board on August 9, 2001 and approved by the stockholders at the 2001 Annual Meeting, (iv) an additional increase of 14,000,000 shares authorized by the Board on July 2, 2002 and approved by the stockholders at the 2002 Annual Meeting, (v) an additional increase of 10,200,000 shares authorized by the Board on July 7, 2004 and approved by the stockholders at the 2004 Annual Meeting, (vi) an additional increase of 10,600,000 shares authorized by the Board on July 1, 2005 and approved by the stockholders at the 2005 Annual Meeting, (vii) an additional increase of 10,900,000 shares authorized by the Board on July 10, 2006 and approved by the stockholders at the 2006 Annual Meeting, (viii) an additional increase of 7,200,000 shares authorized by the Board on July 13, 2007 and approved by the stockholders at the 2007 Annual Meeting, (ix) an additional increase of 6,600,000 shares authorized by the Board on July 11, 2008 and approved by the stockholders at the 2008 Annual Meeting, (x) an additional increase of 7,000,000 shares authorized by the Board on July 13, 2010 and approved by the stockholders at the 2010 Annual Meeting, (xi) an additional increase of 7,700,000 shares authorized by the Board on July 14, 2011 and approved by the stockholders at the 2011 Annual Meeting, (xii) an additional increase of 7,350,000 shares authorized by the Board on July 18, 2012 and approved by the stockholders at the 2012 Annual Meeting, (xiii) an additional increase of 10,000,000 shares authorized by the Compensation Committee of the Board (pursuant to authority delegated by the Board) on July 31, 2013 and approved by the stockholders at the 2013 Annual Meeting, plus (xiv) an additional increase of 7,500,000 shares authorized by the Compensation Committee of the Board (pursuant to authority delegated by the Board) on July 23, 2014, subject to the approval by the stockholders at the 2014 Annual Meeting. Pursuant to the one-time stock option exchange program, as described in the proxy statement pursuant to the Special Meeting of Stockholders held on April 21, 2009, all of the shares underlying options surrendered in the option exchange program were returned to the Plan and restricted stock unit grants made in connection with the stock option exchange program were made from such returned shares. After making the restricted stock unit grants in connection with the stock option exchange program, the Plan’s share reserve was reduced such that, in effect, only 3,500,000 of the shares underlying the surrendered options were retained as available for future grant under the Plan, thereby reducing the number of shares of Common Stock which may be issued over the term of the Plan from 101,100,000 shares to 89,330,429 shares. In addition, shares issued under the Corporation’s 1995 Stock Incentive Plan or the Special Non-Officer Stock Option Plan shall not reduce or otherwise affect the number of shares of Common Stock available for issuance under this Plan. Any shares subject to awards granted under the Plan other than options to purchase shares of Common Stock or stock appreciation rights and granted after the 2013 Annual Meeting, will be counted against the maximum number of shares of Common Stock which may be issued over the term of the Plan pursuant to this Article One Section V.A. as two (2) shares for every one (1) share subject thereto.

B. No one person participating in the Plan may receive stock options and/or stock appreciation rights under the Plan for more than 3,000,000 shares of Common Stock in the aggregate per calendar year.

C. Shares of Common Stock subject to outstanding options or stock appreciation rights shall be available for subsequent issuance under the Plan to the extent the options or stock appreciation rights expire or terminate for any reason prior to exercise in full. In addition, any unvested shares issued under the Plan and subsequently repurchased or reacquired by the Corporation pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent awards under the Plan. If shares subject to awards granted under the Plan were counted against the maximum number of shares of Common Stock which may be issued over the term of the Plan pursuant to Article One Section V.A. as two (2) shares for every one (1) share subject thereto and are forfeited or otherwise return to the Plan, two (2) times the number of shares so forfeited will return to the Plan and will again become available for issuance. For purposes of clarity, shares subject to awards granted under the Plan prior to the 2013 Annual Meeting that are forfeited or otherwise return to the Plan, will return to the Plan as one (1) share for every one (1) share subject thereto and will again become available for issuance. Should the exercise price of an award under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an award or the vesting or disposition of exercised shares or stock issuances under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the award is exercised or the gross number of exercised shares or stock issuances which vest, and not by the net number of shares of Common Stock issued to the holder of such award or exercised shares or stock issuances.

D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options and/or stock appreciation rights or awards under the Stock Issuance and Performance Share and Performance Unit Programs per calendar year, (iii) the number and/or class of securities for which automatic award grants are to be made subsequently under the Automatic Award Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding award in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.	OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified by the Plan Administrator, including without limitation, by one of the following forms of consideration:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a brokerage firm reasonably satisfactory to the Corporation for purposes of administering such procedure to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of seven (7) years measured from the option grant date.

C. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.

(iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

(iv) Should the Optionee’s Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term.

D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death. However, Non-Statutory Options may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or the Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan, or to the Optionee’s former spouse pursuant to a domestic relations order. The person or persons who acquire a proprietary interest in the option pursuant to the assignment may only exercise the assigned portion. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.	INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A. Eligibility. Incentive Options may only be granted to Employees.

B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.	CORPORATE TRANSACTION/CHANGE IN CONTROL

A. Each option, to the extent outstanding under the Plan at the time of a Corporate Transaction but not otherwise exercisable for all the option shares, shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate

Transaction, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options under the Plan per calendar year.

E. The Plan Administrator shall have the full power and authority to accelerate the vesting of options granted under the Discretionary Option Grant Program upon a Corporate Transaction or Change in Control or upon an event or events occurring in connection with such transactions. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Qualified Option under the Federal tax laws.

F. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.	REPRICING OR CANCELLATION AND REGRANT OF AWARDS

The Plan Administrator may not modify or amend a stock option or stock appreciation right to reduce the exercise price of such stock option or stock appreciation right after it has been granted (except for adjustments made pursuant to Article One Section V.D.), unless approved by the Corporation’s stockholders and neither may the Plan Administrator, without the approval of the Corporation’s stockholders, cancel any outstanding stock option or stock appreciation right and immediately replace it with a new stock option or stock appreciation right with a lower exercise price, awards of a different type, and/or cash.

ARTICLE THREE

STOCK APPRECIATION RIGHTS PROGRAM

I.	STOCK APPRECIATION RIGHT TERMS

Each stock appreciation right shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

B. Payment of SAR Amount. Upon exercise of a stock appreciation right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

1. The difference between the Fair Market Value of a share of Common Stock on the date of exercise over the exercise price; times

2. The number of shares of Common Stock with respect to which the stock appreciation right is exercised.

At the discretion of the Plan Administrator, the payment upon the exercise of a stock appreciation right may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

C. Exercise and Term of Stock Appreciation Rights. Each stock appreciation right shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the stock appreciation right. However, no stock appreciation right shall have a term in excess of seven (7) years measured from the stock appreciation right grant date.

D. Effect of Termination of Service. A stock appreciation right granted under the Plan will expire upon the date determined by the Plan Administrator, in its sole discretion, and set forth in the agreement evidencing the award. Notwithstanding the foregoing, the rules of Article Two Section I.C. also will apply to stock appreciation rights.

E. Stockholder Rights. The holder of a stock appreciation right shall have no stockholder rights with respect to the shares subject to the stock appreciation right until such person shall have exercised the stock appreciation right and become a holder of record of shares, if any, issued thereunder.

II.	CORPORATE TRANSACTION/CHANGE IN CONTROL

A. Each stock appreciation right, to the extent outstanding under the Plan at the time of a Corporate Transaction but not otherwise exercisable for all the shares subject thereto, shall automatically accelerate so that each such stock appreciation right shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such stock appreciation right and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding stock appreciation right shall not become exercisable on such an accelerated basis if and to the extent: (i) such stock appreciation right is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or replaced with a comparable award, (ii) such stock appreciation right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested shares subject to the award at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to the award or (iii) the acceleration of such stock appreciation right is subject to other limitations imposed by the Plan Administrator at the time of grant. The determination of stock appreciation right comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

B. Immediately following the consummation of the Corporate Transaction, all outstanding stock appreciation rights shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

C. Each stock appreciation right which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction had the stock appreciation right been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding stock appreciation right, provided the aggregate exercise price for such award shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, and (iii) the maximum number and/or class of securities for which any one person may be granted stock appreciation rights under the Plan per calendar year.

D. The Plan Administrator shall have the full power and authority to accelerate the vesting of stock appreciation rights granted under the Stock Appreciation Rights Program upon a Corporate Transaction or Change in Control or upon an event or events occurring in connection with such transactions.

E. The outstanding stock appreciation rights shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.	REPRICING OR CANCELLATION AND REGRANT OF AWARDS

The Plan Administrator may not modify or amend a stock option or stock appreciation right to reduce the exercise price of such stock option or stock appreciation right after it has been granted (except for adjustments made pursuant to Article One Section V.D.), unless approved by the Corporation’s stockholders and neither may the Plan Administrator, without the approval of the Corporation’s stockholders, cancel any outstanding stock option or stock appreciation right and immediately replace it with a new stock option or stock appreciation right with a lower exercise price, awards of a different type, and/or cash.

ARTICLE FOUR

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to grants of restricted stock and restricted stock units which entitle the recipients to retain or receive, as applicable, the shares underlying the award upon the attainment of designated performance goals or the satisfaction of specified Service requirements. To the extent any shares issued pursuant to awards granted under the Stock Issuance Program are forfeited or otherwise return to the Plan, such shares will not count against the number of shares of Common Stock which may be issued under the Plan pursuant to Article One, Section V of the Plan and may once again be issued pursuant to awards under the Plan as if the original award were never granted. The Plan Administrator, in its sole discretion, shall determine the number of shares of Common Stock and/or restricted stock units to be granted to each Participant, provided that during any calendar year, no Participant shall receive an award under the Stock Issuance Program covering more than 1,000,000 shares of Common Stock.

A. Purchase Price.

1. The purchase price per share of Common Stock, if any, shall be fixed by the Plan Administrator.

2. Shares of Common Stock may be issued under the Stock Issuance Program for any item of consideration which the Plan Administrator may deem appropriate in each individual instance, including, without limitation, the following:

(i) cash or check made payable to the Corporation, or

(ii) past services rendered to the Corporation (or any Parent or Subsidiary).

B. Vesting/Issuance Provisions.

1. The Plan Administrator may issue shares of Common Stock under the Stock Issuance Program which are fully and immediately vested upon issuance or which are to vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to restricted stock units which entitle the recipients to receive the shares underlying the restricted stock units and which vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any awards granted under the Stock Issuance Program, namely:

(i) the Service period to be completed by the Participant or the performance objectives to be attained,

(ii) the number of installments in which the awards are to vest,

(iii) the interval or intervals (if any) which are to lapse between installments, and

(iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. For purposes of qualifying awards made under the Stock Issuance Program as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals, which shall be set by the Plan Administrator on or before the Determination Date. In establishing Performance Goals, the Plan Administrator may provide that performance shall be appropriately adjusted as follows:

(i) to include or exclude restructuring charges;

(ii) to include or exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals;

(iii) to include or exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board;

(iv) to include or exclude the effects of any statutory adjustments to corporate tax rates;

(v) to include or exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles;

(vi) to include or exclude the effect of payment of bonuses under any cash bonus plan of the Corporation;

(vii) to include or exclude the effect of stock based compensation and/or deferred compensation;

(viii) to include or exclude any other unusual gain or loss or other extraordinary item;

(ix) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development;

(x) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or industry conditions;

(xi) to include or exclude the effects of divestitures, acquisitions or joint ventures;

(xii) to include or exclude the effects of discontinued operations that do not qualify as a segment of a business unit under generally accepted accounting principles;

(xiii) to assume that any business divested by the Corporation achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture;

(xiv) to include or exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends;

(xv) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code);

(xvi) to reflect any partial or complete corporate liquidation; and

(xvii) to include or exclude the amortization of purchased intangibles and technology license arrangements.

In this connection, the Plan Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of awards made under the Stock Issuance Program under Section 162(m) of the Code (e.g., in determining the Performance Goals). To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code), the Plan Administrator shall, in writing, (A) designate one or more Participants to whom awards made under the Stock Issuance Program shall be made, (B) select the Performance Goals applicable to the Performance Period, (C) establish the Performance Goals and amounts of such awards made under the Stock Issuance Program, as applicable, which may be earned for such Performance Period, and (D) specify the relationship between the Performance Goals and the amounts of such awards made under the Stock Issuance Program, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Plan Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Plan Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Plan Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant shall be eligible to receive payment pursuant to an award intended to qualify as performance-based compensation under Section 162(m) of the Code made under the Stock Issuance Program for a Performance Period only if the Performance Goals for such period are achieved. Notwithstanding any other provision of the Plan, any award which is granted to a Participant and is intended to constitute qualified performance-based compensation under Section 162(m) of the Code shall be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program (for these purposes, shares to be issued upon settlement of a restricted stock unit award will not be issued until the award has actually been settled), whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for cash consideration, unless the Plan Administrator provides otherwise, the Corporation shall repay that consideration to the Participant at the time the shares are surrendered.

5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

6. Outstanding restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under outstanding awards in satisfaction of one or more outstanding restricted stock unit awards as to which the designated performance goals are not attained or satisfied. On the date set forth in the Stock Issuance Agreement, all unearned restricted stock units shall be forfeited to the Company.

7. Upon meeting the applicable vesting criteria, the Participant shall be entitled to a payout of restricted stock units as specified in the Stock Issuance Agreement. Notwithstanding the foregoing, after the grant of restricted stock units, the Plan Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such restricted stock units. Payment of earned restricted stock units shall be made as soon as practicable after the date(s) set forth in the Stock Issuance Agreement or as otherwise provided in the applicable Stock Issuance Agreement or as required by applicable laws. The Plan Administrator, in its sole discretion, may pay earned restricted stock units in cash, in shares of Common Stock (which have an aggregate Fair Market Value equal to the value of the earned restricted stock units), or a combination thereof.

II.	CORPORATE TRANSACTION/CHANGE IN CONTROL

A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights and the awards issued under the Stock Issuance Program shall immediately vest in full (with all performance goals or other vesting criteria deemed achieved at target levels), in the event of any Corporate Transaction, except to the extent (i) the awards as to which those repurchase rights or other vesting criteria pertain are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation’s repurchase rights remain outstanding under the Stock Issuance Program or while the awards under the Stock Issuance Program are unvested, to provide that those rights or awards shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights or awards shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with such transactions.

III.	SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FIVE

PERFORMANCE SHARE AND PERFORMANCE UNIT PROGRAM

I.	PERFORMANCE UNITS AND PERFORMANCE SHARES

Shares of Common Stock or cash may be issued under the Performance Share or Performance Unit Program through awards of performance shares and performance units, which are awards that will result in a payment to a Participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest. Each award granted hereunder shall be evidenced by an agreement in such form as the Plan Administrator shall determine which complies with the terms specified below. To the extent any shares issued pursuant to awards granted under the Performance Share and Performance Unit Program are forfeited or otherwise return to the Plan, such shares will not count against the number of shares of Common Stock which may be issued under the Plan pursuant to Article One, Section V of the Plan and may once again be issued pursuant to awards under the Plan as if the original award were never granted.

A. Grant of Performance Units/Shares. The Plan Administrator will have complete discretion in determining the number of performance units and performance shares granted to each Participant provided that during any calendar year, (a) no Participant will receive performance units having an initial value greater than $5,000,000, and (b) no Participant will receive more than 1,000,000 performance shares.

B. Value of Performance Units/Shares. Each performance unit will have an initial value that is established by the Plan Administrator on or before the date of grant. Each performance share will have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant.

C. Performance Objectives and Other Terms. The Plan Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as an Employee) in its discretion which, depending on the extent to which they are met, will determine the number or value of performance units/shares that will be paid out to the Participant. Each Award of performance units/shares will be evidenced by an agreement that will specify the Performance Period, and such other terms and conditions as the Plan Administrator, in its sole discretion, will determine.

1. General Performance Objectives. The Plan Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Plan Administrator in its discretion.

2. Section 162(m) Performance Objectives. For purposes of qualifying grants of performance units/shares as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator, in its discretion, may determine that the performance objectives applicable to performance units/shares will be based on the achievement of Performance Goals. The Plan Administrator will set the Performance Goals on or before the Determination Date. In establishing Performance Goals, the Plan Administrator may provide that performance shall be appropriately adjusted as follows:

(i) to include or exclude restructuring charges;

(ii) to include or exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals;

(iii) to include or exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board;

(iv) to include or exclude the effects of any statutory adjustments to corporate tax rates;

(v) to include or exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles;

(vi) to include or exclude the effect of payment of bonuses under any cash bonus plan of the Corporation;

(vii) to include or exclude the effect of stock based compensation and/or deferred compensation;

(viii) to include or exclude any other unusual gain or loss or other extraordinary item;

(ix) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development;

(x) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or industry conditions;

(xi) to include or exclude the effects of divestitures, acquisitions or joint ventures;

(xii) to include or exclude the effects of discontinued operations that do not qualify as a segment of a business unit under generally accepted accounting principles;

(xiii) to assume that any business divested by the Corporation achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture;

(xiv) to include or exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends;

(xv) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code);

(xvi) to reflect any partial or complete corporate liquidation; and

(xvii) to include or exclude the amortization of purchased intangibles and technology license arrangements

In granting performance units/shares which are intended to qualify under Section 162(m) of the Code, the Plan Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the performance units/shares under Section 162(m) of the Code (e.g., in determining the Performance Goals). To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code), the Plan Administrator shall, in writing, (A) designate one or more Participants to whom awards made under the Performance Share and Performance Unit Program shall be made, (B) select the Performance Goals applicable to the Performance Period, (C) establish the Performance Goals and amounts of such awards made under the Performance Share and Performance Unit Program, as applicable, which may be earned for such Performance Period, and (D) specify the relationship between the Performance Goals and the amounts of such awards made under the Performance Share and Performance Unit Program, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Plan Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Plan Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Plan Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant shall be eligible to receive payment pursuant to an award intended to qualify as performance-based compensation under Section 162(m) of the Code made under the Performance Share and Performance Unit Program for a Performance Period only if the Performance Goals for such period are achieved. Notwithstanding any other provision of the Plan, any award which is granted to a Participant and is intended to constitute qualified performance-based compensation under Section 162(m) of the Code shall be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

D. Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of performance units/shares will be entitled to receive a payout of the number of performance units/shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a performance unit/share, the Plan Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit/share.

E. Form and Timing of Payment of Performance Units/Shares. Payment of earned performance units/shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned performance units/shares in the form of cash, in shares of Common Stock (which have an aggregate Fair Market Value equal to the value of the earned performance units/shares at the close of the applicable Performance Period) or in a combination thereof.

F. Cancellation of Performance Units/Shares. On the date set forth in the agreement evidencing the award, all unearned or unvested performance units/shares will be forfeited to the Company, and again will be available for grant under the Plan.

II.	CORPORATE TRANSACTION/CHANGE IN CONTROL

A. All performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met with respect to performance shares and performance units in the event of any Corporate Transaction, except to the extent (i) those awards are assumed or an equivalent option or right substituted by the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the award Agreement.

B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested awards are granted or any time while such awards remain unvested and outstanding under the Performance Share or Performance Unit Program, to provide that those awards shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with such transactions.

ARTICLE SIX

AUTOMATIC AWARD PROGRAM

On August 17, 2000, the Board approved the following changes to the Automatic Award Program which became effective when approved by the stockholders at the 2000 Annual Meeting: (i) reduced the number of shares of Common Stock for which option grants are to be made to new non-employee Board members under the Automatic Award Program from 160,000 shares (as adjusted to reflect the two splits of the Common Stock which have occurred since the implementation of the Plan) to 40,000 shares and (ii) reduced the number of shares of Common Stock for which option grants are to be made to continuing non-employee Board members under the Automatic Award Program from 40,000 shares (as adjusted to reflect the two splits of the Common Stock which have occurred since the implementation of the Plan) to 15,000 shares.

On August 9, 2001, the Board approved the following changes to the Automatic Award Program which became effective with stockholder approval at the 2001 Annual Meeting: (i) increase the number of shares of Common Stock for which option grants are to be made to new non-employee Board members under the Automatic Award Program from 40,000 shares to 55,000 shares and (ii) modify the vesting schedule applicable to each such option grants from four (4) successive equal annual installments to the vesting of 25,000 shares after one (1) year of Board service and the balance in three (3) successive equal annual installments thereafter.

On May 16, 2006, the Board approved the following changes to the Automatic Award Program which became effective with stockholder approval at the 2006 Annual Meeting: increase the number of shares of Common Stock for which option grants are to be made to continuing non-employee Board members under the Automatic Award Program from 15,000 shares to 20,000 shares.

On July 13, 2007, the Board approved the following changes to the Automatic Award Program which became effective with stockholder approval at the 2007 Annual Meeting: reduce the term of option grants under the Automatic Award Program from ten (10) years to seven (7) years.

On August 17, 2009, the Board approved the following changes to the Automatic Award Program which became effective with stockholder approval at the 2009 Annual Meeting: amend the Automatic Award Program so that the Plan Administrator may institute a program whereby a non-employee Board member may elect to receive his or her automatic equity grants in the form of all stock options or in a combination of stock options and restricted stock units. With this amendment, the title of this Article Six was changed from “Automatic Option Grant Program” to “Automatic Award Program” and references in the Plan to the “Automatic Option Grant Program” were modified to reference the “Automatic Award Program.”

On July 14, 2011, the Board approved the following changes to the Automatic Award Program: amend the Automatic Award Program so that non-employee Board members would receive equity grants under the Plan (in any form of award permitted under the

Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs) pursuant to a compensation policy applicable to non-employee Board members as the Board or Primary Committee may determine from time to time.

I.	GRANTING OF AWARDS

A. Nonemployee Board Member Compensation Policy. Each individual who is or becomes a non-employee Board member on or after July 14, 2011 shall be granted equity awards pursuant to a compensation policy adopted by the Board or a Primary Committee, as in effect from time to time.

B. Adjustments. The Board or a Primary Committee, in their respective discretion, may change and otherwise revise the terms of awards granted under the compensation policy for non-employee Board members for awards granted on or after the date the Board or the Primary Committee determines to make any such change or revision. For purposes of clarification, the changes or other revisions the Board or the Primary Committee can make to the compensation policy include, but are not limited to, the number of shares of Common Stock subject to the awards, the type of awards granted, and the vesting and other conditions of the awards.

II.	CORPORATE TRANSACTION/CHANGE IN CONTROL

A. The shares of Common Stock subject to each outstanding option granted under the Automatic Award Program at the time of a Corporate Transaction, but not otherwise vested, shall automatically vest in full so that each such option shall, immediately prior to the effective date of that Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each such option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

B. The shares of Common Stock subject to each outstanding option granted under the Automatic Award Program at the time of a Change in Control, but not otherwise vested, shall automatically vest in full so that each such option shall, immediately prior to the effective date of that Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested shares until the expiration or sooner termination of the option’s term.

C. All repurchase rights of the Corporation outstanding under the Automatic Award Program at the time of a Corporate Transaction or Change in Control shall automatically terminate at that time, and the shares of Common Stock subject to those terminated rights shall immediately vest.

D. Each option granted under the Automatic Award Program that is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had such option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to the exercise price payable per share under each such outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

E. All vesting criteria relating to any outstanding restricted stock units granted under the Automatic Award Program shall be deemed satisfied and all other terms and conditions met with respect to such awards in the event of any Corporate Transaction or a Change in Control.

F. The grant of awards under the Automatic Award Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets

III.	REMAINING TERMS

The remaining terms of each award granted under the Automatic Award Program shall be the same as the terms in effect for same type of awards made under the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs.

ARTICLE SEVEN

MISCELLANEOUS

I.	TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise or issuance of awards or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of unexercised or unvested awards under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the minimum Withholding Taxes to which such holders become subject in connection with the exercise of their awards or the vesting or disposition of their shares issued pursuant thereto. Such right may be provided to any such holder in either or both of the following formats:

(i) Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such award, the vesting or issuance of such shares or upon disposition of the shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum amount required to be withheld) designated by the holder.

(ii) Stock Delivery: The election to deliver to the Corporation, at the time the award is exercised, the shares vest or are otherwise issued or upon disposition of the shares, one or more shares of Common Stock previously acquired by such holder (other than in connection with the exercise of an award or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum amount required to be withheld) designated by the holder.

II.	EFFECTIVE DATE AND TERM OF THE PLAN

The Plan became effective on the Plan Effective Date and shall remain in effect until the earliest of (i) August 16, 2019, (ii) the date on which all shares available for issuance under the Plan shall have been issued or (iii) the termination of all outstanding awards in connection with a Corporate Transaction (unless the acquiror assumes the Plan in the transaction). Upon such Plan termination, all outstanding awards and unvested shares issued pursuant to awards shall continue to have force and effect in accordance with the provisions of the documents evidencing such awards.

III.	AMENDMENT OF THE PLAN

A. The Board or the Primary Committee shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, subject to any stockholder approval which may be required pursuant to applicable laws or regulations; provided, however, that the Board or the Primary Committee may not, without stockholder approval, (i) increase the number of shares of Common Stock authorized for issuance under the Plan, or (ii) materially increase the benefits offered to participants under the 1999 Plan. No amendment or modification shall adversely affect any rights and obligations with respect to awards at the time outstanding under the Plan unless the Optionee or Participant consents to such amendment or modification.

B. The Plan was amended on August 17, 2000, to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 15,000,000 shares. The amendment was approved by the stockholders at the 2000 Annual Meeting, and no option grants were made on the basis of the 15,000,000-share increase, until such stockholder approval was obtained.

C. The Plan was amended on August 9, 2001, to: (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 13,400,000 shares, (ii) increase the number of shares of Common Stock for which option grants are to be made to newly elected or appointed non-employee Board members under the Automatic Option Grant Program from 40,000 shares to 55,000 shares and (iii) modify the vesting schedule applicable to such option grants from four (4) successive equal annual installments to the vesting of 25,000 shares after one (1) year of Board service and the balance in three (3) successive equal annual installments. Such amendment was approved by the stockholders at the 2001 Annual Meeting, and no options grants were made on the basis of the 13,400,000-share increase or the amendments to the Automatic Option Grant Program until such stockholder approval was obtained.

D. The Plan was amended on July 2, 2002, to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 14,000,000 shares. Such amendment was approved by the stockholders at the 2002 Annual Meeting, and no option grants were made on the basis of the 14,000,000-share increase, until such stockholder approval was obtained.

E. The Plan was amended and restated on June 12, 2003, so that awards under the Plan could qualify as “performance based compensation” under Section 162(m) of the Code. The stockholders approved the amended and restated Plan at the 2003 Annual Meeting.

F. The Plan was amended and restated on July 7, 2004, to (i) increase the number of share of Common Stock authorized for issuance under the Plan by an additional 10,200,000, and (ii) to add the Stock Appreciation Rights and Performance Share and Performance Unit Programs. The stockholders approved the amended and restated Plan at the 2004 Annual Meeting.

G. The Plan was amended on July 1, 2005, to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 10,600,000 shares. Such amendment was approved by the stockholders at the 2005 Annual Meeting, and no awards were granted on the basis of the 10,600,000-share increase, until such stockholder approval was obtained.

H. The Plan was amended on July 10, 2006, to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 10,900,000 shares, and (ii) increase the number of shares of Common Stock for which option grants are to be made to continuing non-employee Board members under the Automatic Option Grant Program from 15,000 shares to 20,000 shares. Such amendment was approved by the stockholders at the 2006 Annual Meeting, and no awards were granted on the basis of the 10,900,000-share increase, until such stockholder approval was obtained.

I. The Plan was amended on July 13, 2007, to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 7,200,000 shares, (ii) extend the term of the Plan by ten (10) years, (iii) provide that the number of shares subject to awards granted under the Stock Issuance and Performance Share and Performance Unit Programs may not exceed more than thirty percent (30%) of the sum of (1) the number of shares of Common Stock added to the Plan at the 2007 Annual Meeting, (2) the number of shares of Common Stock available to be granted pursuant to awards under the Plan as of May 25, 2007, and (3) the number of shares of Common Stock subject to outstanding awards as of May 25, 2007 that actually return to the Plan upon the repurchase or reacquisition of unvested shares or that were subject to awards that terminated without any shares actually having been issued pursuant thereto, (iv) increase the initial value of performance units that a Participant may receive during any calendar year from $1,000,000 to $2,000,000 and (v) decrease the maximum term of options granted under the Discretionary Option Grant Program and Automatic Option Grant Program and of stock appreciation rights granted under the Stock Appreciation Rights Program from ten (10) years to seven (7) years. Such amendments were approved by the stockholders at the 2007 Annual Meeting, and no awards were granted on the basis of the 7,200,000-share increase or the amendments to the Stock Issuance, Performance Share and Performance Unit Programs, Discretionary Option Grant Program, Automatic Option Grant Program and Stock Appreciation Rights Program until such stockholder approval was obtained.

J. The Plan was amended on July 11, 2008, to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 6,600,000 shares, (ii) permit the Company to grant equity awards to the Company’s non-employee Board members under all equity programs under the Plan and (iii) provide that the number of shares subject to awards granted under the Stock Issuance and Performance Share and Performance Unit Programs may not exceed more than thirty percent (30%) of the sum of (1) the number of shares of Common Stock added to the Plan at the 2008 Annual Meeting, (2) the number of shares of Common Stock available to be granted pursuant to awards under the Plan as of May 23, 2008, and (3) the number of shares of Common Stock subject to outstanding awards as of May 23, 2008. Such amendments were approved by the stockholders at the 2008 Annual Meeting, and no awards were granted on the basis of the 6,600,000-share increase or the other amendments to the Plan until such stockholder approval was obtained.

K. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under such program are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees the exercise price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

L. The Plan was amended on March 6, 2009, to provide for a one-time stock option exchange program, as described in the proxy statement pursuant to the Special Meeting of Stockholders held on April 21, 2009, under which certain outstanding options may be surrendered in exchange for a lesser number of restricted stock units (or cash payment involving exchanges of a small number of surrendered options). Pursuant to the stock option exchange program, all of the shares underlying options surrendered in the option exchange program were returned to the Plan and restricted stock unit grants made in connection with the stock option exchange program were made from such returned shares. After making the restricted stock unit grants in connection with the stock option exchange program, the Plan’s share reserve was reduced such that, in effect, only 3,500,000 of the shares underlying the surrendered options were retained as available for future grant under the Plan, thereby reducing the number of shares of Common Stock which may be issued over the term of the Plan from 101,100,000 shares to 89,330,429 shares.

M. The Plan was amended on August 17, 2009, to (i) approve an amendment to the Automatic Award Program (formerly known as the Automatic Option Grant Program) so that the Plan Administrator may implement a program whereby a non-employee Board member may elect to receive his or her automatic equity grants in the form of all stock options or in a combination of stock options and restricted stock units, and (ii) provide that the number of shares of Common Stock that may be issued pursuant to the Stock Issuance and Performance Share or Performance Unit Programs equals 8,893,237 plus the sum of: (A) fifty percent (50%) of the number of shares subject to outstanding awards as of August 17, 2009 that actually return to the Plan pursuant to Article One, Section V, Clause C, and (B) fifty percent (50%) of the number of shares of Common Stock that are added to the Plan upon approval of the Corporation’s stockholders after the 2009 Annual Meeting. Such amendments were approved by the stockholders at the 2009 Annual Meeting, and no awards were granted based on the amendments to the Plan until such stockholder approval was obtained.

N. The Plan was amended on July 13, 2010, to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 7,000,000 shares. The stockholders approved such amendment at the 2010 Annual Meeting, and no awards were granted on the basis of the 7,000,000-share increase until such stockholder approval was obtained.

O. The Plan was amended on July 14, 2011, to (i) amend the Automatic Award Program so that non-employee Board members would receive equity grants under the Plan (in any form of award permitted under the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs) pursuant to a compensation policy applicable to non-employee Board members as the Board or Primary Committee may determine from time to time, and (ii) to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 7,700,000 shares. The stockholders approved the share increase at the 2011 Annual Meeting, and no awards were granted on the basis of the 7,700,000-share increase until such stockholder approval was obtained.

P. The Plan was amended on July 18, 2012, to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 7,350,000 shares. The stockholders approved such amendment at the 2012 Annual Meeting and no awards were granted on the basis of the 7,350,000-share increase until such stockholder approval was obtained.

Q. The Plan was amended on July 22, 2013, (i) to increase the number of shares of Common Stock that a Participant may receive during any calendar year pursuant to an award granted under the Stock Issuance Program from 200,000 to 1,000,000, and (ii) to increase the number of shares of Common Stock and the initial value of an award that a Participant may receive during any calendar year pursuant to an award granted under the Performance Share and Performance Unit Program from 200,000 to 1,000,000 and from $2,000,000 to $5,000,000, respectively. The stockholders approved such amendments at the 2013 Annual Meeting and no awards were granted on the basis of the amendments until such stockholder approval was obtained.

R. The Plan was amended on July 31, 2013, (i) to amend the Stock Issuance and Performance Share and Performance Unit Programs such that the number of shares of Common Stock which may be issued under each such program will not be subject to a share limitation specific to that program, but will remain subject to the limitations with respect to the number of shares of Common Stock which may be issued under the Plan pursuant to Article One, Section V of the Plan, (ii) to amend Article One Section V.A. of the Plan such that any shares subject to awards granted under the Plan other than options to purchase shares of Common Stock or stock appreciation rights will be counted against the maximum number of shares of Common Stock which may be issued over the term of the Plan as two (2) shares for every one (1) share subject thereto, (iii) to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 10,000,000 shares and (iv) amend the performance criteria that may be used as a basis for establishing performance-based compensation under the 1999 Plan. The stockholders approved such amendments at the 2013 Annual Meeting and no awards were granted on the basis of the amendments until such stockholder approval was obtained.

S. The Plan was amended on July 23, 2014, to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 7,500,000 shares. The stockholders will be asked to approve such amendment at the 2014 Annual Meeting, and no awards will be granted on the basis of the amendment until such stockholder approval is obtained.

IV.	REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any award under the Plan and the issuance of any shares of Common Stock pursuant to an award shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it and the shares of Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

V.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.	NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Annual Revenue means, as to any Performance Period, the Corporation’s or business unit’s net sales.

B. Automatic Award Program shall mean the automatic award program in effect under Article Six of the Plan.

C. Board shall mean the Corporation’s Board of Directors.

D. Cash Position means, as to any Performance Period, the Corporation’s level of cash and cash equivalents.

E. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

F. Code shall mean the Internal Revenue Code of 1986, as amended.

G. Common Stock shall mean the Corporation’s common stock.

H. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

I. Corporation shall mean NetApp, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of NetApp, Inc. which shall by appropriate action adopt the Plan.

J. Determination Date means the latest possible date that will not jeopardize the qualification of an award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

K. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

L. Earnings Per Share means, as to any Performance Period, the Corporation’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding.

M. EBIT means, as to any Performance Period, income before taxes excluding depreciation and amortization.

N. EBITDA means, as to any Performance Period, cash provided by operating activities less cash paid to purchase property and equipment.

O. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

P. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

Q. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Plan Administrator.

R. Free Cash Flow means, as to any Performance Period, cash provided by operating activities less cash paid to purchase property and equipment.

S. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

T. Individual Objectives means as to an Optionee or Participant for any Performance Period, the objective and measurable goals set by a process and approved by the Plan Administrator (in its discretion).

U. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

V. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

W. Net Income means, as to any Performance Period, the Corporation’s or a business unit’s income after taxes.

X. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

Y. Operating Cash Flow means, as to any Performance Period, the Corporation’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses.

Z. Operating Income or Operating Profit means, as to any Performance Period, the Corporation’s or a business unit’s income from operations.

AA. Optionee shall mean any person to whom an option is granted under the Plan.

BB. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

CC. Participant shall mean any person who is issued an award under the Stock Appreciation Rights, Stock Issuance, or Performance Share and Performance Unit Programs.

DD. Performance Goals means the goal(s) (or combined goal(s)) determined by the Plan Administrator (in its discretion) to be applicable to an Optionee or Participant with respect to an award granted under the Plan (an “Award”). As determined by the Plan Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) EBIT, (e) EBITDA, (f) Free Cash Flow, (g) Individual Objectives, (h) Net Income, (i) Operating Cash Flow, (j) Operating Income, (k) Operating Profit, (l) Return on Assets, (m) Return on Capital, (n) Return on Equity, (o) Return on Sales, and (p) Total Stockholder Return. The Performance Goals may differ from Optionee to Optionee and from award to award. Prior to the Determination Date, the Plan Administrator shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Optionee or Participant. For example (but not by way of limitation), the Plan Administrator may determine that the measures for one or more Performance Goals shall be based upon the Corporation’s pro-forma results and/or results in accordance with generally accepted accounting principles.

EE. Performance Period means any fiscal year of the Corporation or such other period as determined by the Administrator in its sole discretion.

FF. Performance Share and Performance Unit Program shall mean the performance share and performance unit program in effect under Article Five of the Plan.

GG. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for the purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

HH. Plan shall mean the Corporation’s 1999 Stock Option Plan, as set forth in this document.

II. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under such program with respect to the persons under its jurisdiction.

JJ. Plan Effective Date shall mean August 17, 1999, the date on which the Board adopted the Plan.

KK. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to Section 16 Insiders or to determine the terms of, and otherwise administer, any compensation policy adopted by the Company for non-employee Board members.

LL. Return on Assets means, as to any Performance Period, the percentage equal to the Corporation’s or a business unit’s Operating Income before incentive compensation, divided by average net Corporation or business unit, as applicable, assets.

MM. Return on Capital means, as to any Performance Period, income from operations less income taxes on operations divided by the sum of the book value of debt and the book value of equity less cash.

NN. Return on Equity means, as to any Performance Period, the percentage equal to the Corporation’s Net Income divided by average stockholder’s equity.

OO. Return on Sales means, as to any Performance Period, the percentage equal to the Corporation’s or a business unit’s Operating Income before incentive compensation, divided by the Corporation’s or the business unit’s, as applicable, revenue.

PP. Secondary Committee shall mean a committee of Board members or of other individuals satisfying applicable laws appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

QQ. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

RR. Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

SS. Stock Appreciation Rights Program shall mean the stock appreciation rights program in effect under Article Three of the Plan.

TT. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

UU. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock or the grant of restricted stock units under the Stock Issuance Program.

VV. Stock Issuance Program shall mean the stock issuance program in effect under Article Four of the Plan.

WW. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

XX. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

YY. Total Stockholder Return means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

ZZ. Withholding Taxes shall mean the Federal, state and local income and employment withholding taxes to which the holder of options or unvested shares of Common Stock becomes subject in connection with the exercise of those options, or the vesting of those shares or upon the disposition of shares acquired pursuant to an option or stock issuance.